EXHIBIT 23(i) - ACCOUNTANT CONSENT

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use in this Registration Statement on Form SB-2 of my report dated February 12, 2007 relating to the financial statements of Legends Business Group, Inc.

I also consent to the reference to this firm under the caption “Experts” in this registration Statement.

/s/ Patrick Rodgers, CPA, PA
Patrick Rodgers, CPA, PA
Altamonte Springs, Florida

February 12, 2007